                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                             BLYTH INDUSTRIES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             BLYTH INDUSTRIES, INC.
                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                                  April 30, 1999

To the Stockholders of
  Blyth Industries, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Blyth Industries, Inc. (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 on Tuesday, June 8, 1999, at 9:00 A.M., local time, for the following purposes:

    1. To elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2002 or until a respective successor is elected and qualified.

    2.  To ratify the appointment of independent accountants.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 15, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 28, 1999, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

    STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                          Bruce D. Kreiger,
                                          SECRETARY

                             BLYTH INDUSTRIES, INC.

                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1999

                            ------------------------

                                  INTRODUCTION

    This proxy statement ("Proxy Statement") is being furnished to holders of shares of common stock, par value $0.02 per share (the "Common Stock"), of Blyth Industries, Inc., a Delaware corporation ("Blyth" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 on Tuesday, June 8, 1999, at 9:00 A.M., local time, and at any adjournments thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about April 30, 1999.

    The Company's Annual Report to Shareholders for the fiscal year ended January 31, 1999 (the "Annual Report") also accompanies this Proxy Statement. The Annual Report includes audited financial statements, a discussion by management of the Company's financial condition and results of operations, and other information.

    At the Annual Meeting, stockholders will be asked:

1. To elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2002 or until a respective successor is elected and qualified.

2.  To ratify the appointment of independent accountants.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

                      VOTING RIGHTS AND PROXY INFORMATION

    Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Monday, April 15, 1999, as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 48,680,474 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record by such stockholder on the Record Date with respect to each matter. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval of Items 2 and 3. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Under New York Stock Exchange rules, a majority of the shares must vote on a particular matter (with abstentions being treated as votes and broker non-votes not being treated as votes). Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1-3 of this Proxy Statement.

    When a proxy in the form of the accompanying proxy is returned properly dated and signed, the shares represented thereby will be voted by the person named as proxies therein in accordance with each stockholder's directions. Proxies will also be considered to be confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan.

    Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. All shares of the Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), formerly Coopers & Lybrand L.L.P., as the Company's independent accountants (or, in the case of participants in the Profit Sharing Retirement Plan referred to above, will be voted in the discretion of the Trustees). If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 100 Field Point Road, Greenwich, Connecticut 06830,
Attention: Bruce D. Kreiger, Esq., Secretary.

    In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                         ITEM 1--ELECTION OF DIRECTORS
          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

NOMINEES FOR ELECTION AS DIRECTORS

    Blyth's Board of Directors currently consists of nine members, divided into three classes serving staggered terms of office.

    It is intended that the persons named in the enclosed form of proxy as proxies will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2002 Annual Meeting of Stockholders:

                                John W. Burkhart
                               John E. Preschlack
                           Frederick H. Stephens, Jr.

    Messrs. Burkhart, Preschlack and Stephens currently serve as directors of Blyth. Messrs. Burkhart, Preschlack and Stephens were most recently elected as such at the Annual Meeting of Stockholders held on June 6, 1996. The Board of Directors of the Company does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the Annual Meeting, proxies solicited by the Board of Directors will be voted by the persons named as proxies therein in accordance with the best judgment of such proxies.

                 INFORMATION REGARDING NOMINEES FOR ELECTION AS
                  DIRECTORS AND REGARDING CONTINUING DIRECTORS

    The following table sets forth the name, age, business experience for the past five years and other directorships of each of the Company's directors:

       NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
         POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
          WITH THE COMPANY                                        DURING PAST 5 YEARS
------------------------------------  ---------------------------------------------------------------------------
NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING FOR TERMS EXPIRING IN 2002

John W. Burkhart (61)                 John W. Burkhart joined the Board of Directors in 1983. Mr. Burkhart has also served as Chairman of the Audit Committee since 1994. From May 1987 to
                                      April 1988, Mr. Burkhart served as a Vice President of the Company, and from April 1988 to June 1993, as Secretary of the Company. Since July 1984,
                                      Mr. Burkhart has been the President and a director of Breezy Hill
                                      Enterprises, Inc., a management services company. Since April 1986, Mr.
                                      Burkhart has been the Chairman of the Board of Directors, and since June
                                      1993, the President, of MWM Dexter, Inc., a specialty printing company.
                                      Since January 1990, Mr. Burkhart has been the Chairman of the Board of
                                      Directors, and from November 1992 to March 1998, the President, of AS
                                      Hospitality, Inc., a specialty printing company. Since March 1989, Mr.
                                      Burkhart has been a director, since April 1991, the Chairman of the Board of Directors, and since February 1993, the President, of Wellstead
                                      Industries, Inc., an industrial supply company ("Wellstead"), which is inactive. Since May 1996, Control Resource Systems, Inc., the sole subsidiary of Wellstead, has been in liquidation under the United States
                                      Bankruptcy Code.

John E. Preschlack (65)               John E. Preschlack joined the Board of Directors in 1989. Mr. Preschlack has also served as Chairman of the Compensation Committee since 1994. From
                                      October 1996 through the present, Mr. Preschlack has been the Chairman and
                                      President of JEPCOR, Inc., a private investment company. From 1987 to
                                      October 1996, Mr. Preschlack was a Senior Director and Partner of
                                      SpencerStuart, an executive search firm.

       NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
         POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
          WITH THE COMPANY                                        DURING PAST 5 YEARS
------------------------------------  ---------------------------------------------------------------------------

Frederick H. Stephens, Jr. (67)       Frederick H. Stephens, Jr. joined the Board of Directors in September 1994.
                                      Mr. Stephens has also been a member of the Compensation Committee since
                                      1994. From 1992 through June 1997, Mr. Stephens was a Vice President and
                                      Senior Consultant at Lee Hecht Harrison, Inc., an executive career transition firm. From January 1990 through December 1991, Mr. Stephens was a partner at The Onstott Group, a management consulting company specializing in executive search services. From 1958 to 1989, Mr. Stephens was employed by The Gillette Company, most recently as Vice President of
                                      Business Relations and as a corporate officer.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000

Roger A. Anderson (61)                Roger A. Anderson joined the Board of Directors in February 1994. Mr.
                                      Anderson has also served as a member of the Audit Committee since 1994.
                                      From 1979 to the present, Mr. Anderson has been the Chairman of Burlington
                                      Management Company and Tair Ltd., investment companies with diversified holdings in the United States and several foreign countries.

Pamela M. Goergen (57)                Pamela M. Goergen joined the Board of Directors in 1984. From 1979 to the present, Mrs. Goergen has been the Vice President and Secretary of The
                                      Ropart Group Limited, a private equity investment management firm.

Roger H. Morley (67)                  Roger H. Morley joined the Board of Directors in December 1996. Mr. Morley has also served as a member of the Audit Committee since 1996. From 1983 to the present, Mr. Morley has served as Vice President of Schiller
                                      International University in Heidelberg, Germany. Mr. Morley is also a director of Biogen, Inc. Mr. Morley is also co-managing director of R&R
                                      Inventions Ltd., Birmingham, U.K., and an advisory director of Bank of
                                      America Illinois.

       NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
         POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
          WITH THE COMPANY                                        DURING PAST 5 YEARS
------------------------------------  ---------------------------------------------------------------------------

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

Robert B. Goergen (60)                Robert B. Goergen has been the Chairman of the Company since its inception
  Chairman of the Board, Chief        in 1977. He has served as Chief Executive Officer of the Company since 1978
  Executive Officer                   and as President since March 1994. From 1979 to the present, Mr. Goergen
  and President                       has also served as Chairman of The Ropart Group Limited, a private equity investment management firm, and from 1990 to the present, as Chairman of
                                      XTRA Corporation, a publicly traded trailer leasing company. Mr. Goergen is a director of Leading Edge Packaging, Inc., a packaging company.

Neal I. Goldman (54)                  Neal I. Goldman joined the Board of Directors in 1991. Mr. Goldman has also served on the Compensation Committee since 1994. From 1985 to the present,
                                      Mr. Goldman has been the President of Goldman Capital Management, Inc., an investment advisory firm.

Howard E. Rose (52)                   Howard E. Rose joined the Board of Directors in April 1998. Mr. Rose was also elected Vice Chairman of the Board in April 1998. Mr. Rose served the
                                      Company as Vice President and Chief Financial Officer from 1978 to April
                                      1998, and served as Secretary from 1993 to 1996.

    Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, there is no family relationship among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive an annual fee of $10,000, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. Each member of the Audit Committee and the Compensation Committee also receives a fee of $750 for each meeting attended, and the chairman of each committee receives a fee of $1,500 for each meeting attended by such chairman. Upon each non-employee director's first election as a director, the non-employee director receives stock options to acquire 3,000 shares of Common Stock under the Company's Stock Option Plan for Non-Employee Directors for his or her services as a director. In addition, each non-employee director who is in office on November 15 of any year receives, on the immediately succeeding January 1, an option to acquire 1,500 shares of Common Stock. Directors who are also employees do not receive any additional compensation for their services as directors.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is comprised of Messrs. Anderson, Burkhart and Morley, and oversees the activities of Blyth's independent accountants and internal audit controls. The Audit Committee held three meetings during fiscal year 1999.

    The Compensation Committee is comprised of Messrs. Goldman, Preschlack and Stephens and reviews and makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Blyth Amended and Restated 1994 Employee Stock Option Plan. The Compensation Committee held five meetings during fiscal year 1999.

    Blyth does not have a standing nominating committee. Instead, the Board of Directors selects nominees for directors.

    The Board of Directors held five regularly scheduled meetings during fiscal year 1999. In fiscal year 1999, each director attended at least 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director.

EXECUTIVE OFFICERS

    The following sets forth the name, age and business experience for the past five years of each of Blyth's executive officers (other than Mr. Goergen), together with all positions and offices held with Blyth by such executive officers. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and have qualified:

NAME AND AGE                                                            POSITIONS
---------------------------------------  ------------------------------------------------------------------------

Albert A. Bergeron (58)                  Albert A. Bergeron joined the Company in 1991 as President of PartyLite
                                         Gifts, Inc. Mr. Bergeron became a Vice President of Blyth in 1994. From
                                         August 1990 to January 1991, Mr. Bergeron was the President of Bergeron
                                         Inc., independent direct sales consultants. From July 1987 to July 1990,
                                         Mr. Bergeron was the Vice President-New Ventures for Tupperware Home
                                         Parties.

Richard T. Browning (50)                 Richard T. Browning joined the Company as Vice President, Finance in
                                         1997. In April 1998, Mr. Browning was elected Chief Financial Officer.
                                         Previously Mr. Browning was President and Chief Executive officer of Lea
                                         & Perrins, Inc., a subsidiary of Groupe Danone. Earlier, he was Chief
                                         Financial Officer of the Dannon Yogurt Company, another Groupe Danone subsidiary.

Elwood L. La Forge, Jr. (54)             Elwood L. La Forge, Jr. served as Vice President of Business Development from 1994 until April 1997. In April 1997, Mr. La Forge became President of Blyth's Worldwide Affiliate Group and continued to serve as a Vice
                                         President of Blyth. From 1988 to 1994, Mr. La Forge was Senior Vice
                                         President and Chief Financial Officer of Lenox, Inc., a subsidiary of
                                         Brown-Forman.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth, as of April 15, 1999, the number of outstanding shares of the Common Stock beneficially owned by each of the nominees for director; the other current directors; Blyth's Chairman, Chief Executive Officer and President and Blyth's four most highly compensated other executive officers (together, with Thomas Kreilick, who ceased to be an executive officer in July 1998, the "Named Executive Officers") individually; and by all directors and executive officers as a group without naming them. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

                                                                           NO. OF       PERCENT
NAME OF BENEFICIAL OWNER                                                   SHARES      OF CLASS
----------------------------------------------------------------------  ------------  -----------

Robert B. Goergen (1).................................................    13,880,055        28.5%

Roger A. Anderson (2).................................................       410,958           *

John W. Burkhart (3)..................................................       593,304         1.2%

Pamela M. Goergen (4).................................................    13,450,244        27.6%

Neal I. Goldman (5)...................................................       126,000           *

Roger H. Morley (6)...................................................         4,500           *

John E. Preschlack (7)................................................       175,610           *

Frederick H. Stephens, Jr. (8)........................................         8,100           *

Albert A. Bergeron (9)................................................       197,500           *

Richard T. Browning (10)..............................................         9,300           *

Thomas K. Kreilick (11)...............................................       190,161           *

Elwood L. La Forge, Jr. (12)..........................................        53,503           *

Howard E. Rose (13)...................................................        99,179           *

All directors and executive officers as a group (13 persons)..........    15,748,170        32.4%

------------------------

    * Less than 1%.

(1) Includes 13,027,964 shares held by Mr. Goergen, 74,997 shares held by Mr. Goergen and Dennis P. Goergen as co-trustees of a trust for the benefit of Alice B. McCool, 354,814 shares held by The Goergen Foundation, Inc., a charitable foundation of which Mr. Goergen is a director, president and sole investment manager, and 422,280 shares and vested options held by Pamela M. Goergen, Mr. Goergen's wife. Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is c/o Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830.

(2) Includes 404,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd. Also includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(3) Includes 189,300 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, and 276,564 shares held by Mr. Burkhart's wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife. Includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(4) Includes 13,027,964 shares held by Robert B. Goergen, Mrs. Goergen's husband. Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)). Also includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1998. The address of Mrs. Goergen is c/o The Ropart Group Limited, 100 Field Point Road, Greenwich, Connecticut 06830.

(5) Includes 3,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(6) Includes 4,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(7) Includes 151,610 shares held by Mr. Preschlack and 18,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P. Also includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(8) Includes 4,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(9) Includes 3,600 shares held by Mr. Bergeron's wife and children. Mr. Bergeron disclaims beneficial ownership of the shares held by his wife and children. Also includes 54,800 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(10) Includes 300 shares held by Mr. Browning's wife. Mr. Browning disclaims beneficial ownership of the shares held by his wife. Also includes 8,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(11) Mr. Kreilick ceased to be an executive officer in July 1998.

(12) Includes 48,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.

(13) Includes 18,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 15, 1999.
                            ------------------------

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. To the knowledge of the Company, the following table lists the party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) who beneficially owned more than 5% of the Common Stock outstanding as of April 15, 1999:

                                                NO. OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES    OF CLASS
---------------------------------------------  ---------  --------

Alex. Brown Investment Management (1)........  8,263,300    17.0%

------------------------

(1) According to a statement on Schedule 13G dated March 31, 1999, Alex. Brown Investment Management, a partnership which is 50% owned by Bankers Trust New York Corporation, beneficially owns 8,263,300 shares. The address of Alex. Brown Investment Management is One South Street, Baltimore, Maryland 21202. According to a separate statement on Schedule 13G dated February 12, 1999 filed with the Securities and Exchange Commission, Bankers Trust Corporation and direct and indirect subsidiaries of Bankers Trust Corporation own in the aggregate 359,445 additional shares. The address of Bankers Trust Corporation is 130 Liberty Street, New York, New York 10006. The computation of the percentage of stock owned by Alex. Brown Investment Management is based on the total outstanding shares of stock as of April 15, 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation awarded to, earned by or paid for services rendered to Blyth in all capacities during Blyth's fiscal years ended January 31, 1999, 1998 and 1997 by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL        LONG-TERM
                                                                   COMPENSATION     COMPENSATION   ALL OTHER
                                                                ------------------   AWARDS       COMPENSATION
                                                                 SALARY    BONUS     OPTIONS          (1)
NAME AND PRINCIPAL POSITION                               YEAR    ($)       ($)        (#)            ($)
--------------------------------------------------------  ----  --------  --------  ---------     ------------
Robert B. Goergen, Chairman of the Board, Chief
  Executive Officer and President of the Company........  1999  $496,154  $650,000    --          $ 7,702
                                                          1998   471,154   500,000    --            7,700
                                                          1997   440,833   590,000    --            7,342

Albert A. Bergeron, Vice President of the Company and
  President of Partylite Gifts, Inc.....................  1999  $313,076  $250,000  10,000        $ 7,690
                                                          1998   271,154   130,000  12,000          7,612
                                                          1997   238,021   250,000    --            6,242

Richard T. Browning, Vice President and Chief Financial
  Officer (2)...........................................  1999  $216,923  $ 90,000    --            --

Thomas K. Kreilick, Vice President of the Company and
  President of Candle Corporation of America (3)........  1999  $228,751     --       --          $ 7,702
                                                          1998   228,462  $ 35,000    --            7,616
                                                          1997   215,834    25,500    --            7,342

Elwood L. La Forge, Jr., Vice President of the Company
  and President of Worldwide Affiliate Group (4)........  1999  $218,847  $100,000  10,000        $57,702
                                                          1998   181,923    90,000    --           57,700

------------------------

(1) Amounts reported as All Other Compensation represent Blyth contributions for the benefit of the Named Executive Officers to the profit sharing and 401(k) portions of Blyth's Retirement Plan. Amounts reported for Mr. La Forge as All Other Compensation for fiscal years 1998 and 1999 also include $50,000 of indebtedness forgiven by Blyth. See "Certain Transactions."

(2) Mr. Browning became an executive officer in fiscal year 1999.

(3) Mr. Kreilick ceased to be an executive officer in fiscal year 1999.

(4) Mr. La Forge became an executive officer in fiscal year 1998.

        INFORMATION REGARDING STOCK OPTIONS AND STOCK APPRECIATION UNITS

OPTION GRANTS IN FISCAL YEAR 1999

    The following table sets forth certain information concerning grants of stock options to each of Blyth's Named Executive Officers during the fiscal year ended January 31, 1999.

                                                             INDIVIDUAL GRANTS (1)
                                            -------------------------------------------------------
                                                            % OF TOTAL                                 POTENTIAL REALIZABLE
                                                             OPTIONS                                  VALUE AT ANNUAL RATES
                                             NUMBER OF      GRANTED TO                                    OF STOCK PRICE
                                               SHARES       EMPLOYEES                                      APPRECIATION
                                             UNDERLYING         IN         EXERCISE OR                 FOR OPTION TERM (2)
                                              OPTIONS         FISCAL       BASE PRICE    EXPIRATION   ----------------------
NAME                                        GRANTED (#)        YEAR         PER SHARE       DATE          5%          10%
------------------------------------------  ------------    ----------     -----------   ----------   -----------   --------
Robert B. Goergen.........................     --           --                --            --           --            --
Thomas K. Kreilick........................     --           --                --            --           --            --
Albert B. Bergeron........................    10,000        4.0%             $33.00        4/7/08      $207,535     $525,935
Richard T. Browning.......................     --           --                --            --           --            --
Elwood L. La Forge, Jr....................    10,000        4.0%             $33.00        4/7/08      $207,535     $525,935

------------------------

(1) Each of these options was granted pursuant to the Blyth Amended and Restated 1994 Employee Stock Option Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by Blyth's Compensation Committee on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a five year period at the rate of 20% on each anniversary of the date of grant.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

1999 FISCAL YEAR-END OPTION AND STOCK APPRECIATION UNIT VALUES

    The following table sets forth certain information with respect to unexercised options and stock appreciation units held by each of Blyth's Named Executive Officers as of January 31, 1999.

                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED         SHARES
                                               OPTIONS AND STOCK         IN-THE-MONEY OPTIONS AND      ACQUIRED
                                              APPRECIATION UNITS         STOCK APPRECIATION UNITS         ON        VALUE
                                              AT FISCAL YEAR-END          AT FISCAL YEAR-END ($)       EXERCISE    RECEIVED
NAME                                      (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE       (#)         ($)
----------------------------------------  ---------------------------   --------------------------    ----------   --------
Robert B. Goergen.......................           --                             --                    --            --
Albert A. Bergeron......................         38,400/43,600             $471,053/$653,388(1)         --            --
Richard T. Browning.....................          8,000/32,000             $  73,000/$18,250(1)         --            --
Thomas K. Kreilick......................           -0-/504,000                -0-/$3,074,440(2)         --            --
Elwood L. La Forge, Jr..................         33,000/26,500             $678,323/$340,571(1)       12,000       $365,250

------------------------

(1) Messrs. Bergeron, Browning and La Forge hold options to purchase Common Stock, but hold no stock appreciation units. The value of an "in the money" option represents the difference between the exercise price of such option and $27.8125, the closing price on the New York Stock Exchange, Inc. on January 29, 1999, multiplied by the total number of shares subject to the exercisable or unexercisable portion of the option, as the case may be.

(2) At January 31, 1999, Thomas K. Kreilick held 504,000 stock appreciation units which provided that the vested portion of such stock appreciation units will be automatically exercised upon the first to occur of
    (i) September 10, 2002, (ii) the date of termination of Mr. Krelick's employment (other than for cause) or (iii) upon the effective date of a Corporate Transaction (defined to include the merger or other sale of the Company) where the surviving or successor corporation in such transaction does not assume the stock appreciation units. Such stock appreciation units were fully vested. Upon exercise of the stock appreciation units, Mr. Kreilick was entitled to receive a payment equal to (a) the per-share book value of the Company's Common Stock on the exercise date less (b) the per-share book value of the Company's Common Stock on September 10, 1992, the date of grant (in each case, as adjusted for stock splits and the like). The value of the unexercised stock appreciation units held by Mr. Kreilick ($3,074,440) was calculated using the book value per share of the Common Stock as of December 31, 1998 ($6.53 per share), less the book value per share as of September 10, 1992, the date of grant of such stock appreciation units ($0.43 per share), multiplied by the number of unexercised stock appreciation units. After the end of fiscal year 1999, Mr. Kreilick (who ceased to be an executive officer in July 1998) and the Company terminated Mr. Kreilick's stock appreciation units and the Company paid Mr. Kreilick $3,074,440. Mr. Kreilick holds no options to purchase Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Goldman, Preschlack and Stephens served as members of the Compensation Committee in fiscal year 1999. None of such committee members
(i) was, during fiscal year 1999, an officer or employee of Blyth or any of its subsidiaries, (ii) was formerly an officer of Blyth or any of its subsidiaries, or (iii) had any relationship requiring disclosure by Blyth pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director, or member of a compensation committee of any entity an executive officer or director of which is a member of the Compensation Committee of Blyth or the Blyth Board of Directors.

OMISSION OF CERTAIN TABLES

    Information that would be provided in tabular form with respect to repricings of options or SAR's or awards under long-term incentive plans is not applicable and has been omitted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Company believes that during fiscal year 1999 its directors and executive officers complied with all applicable Section 16(a) filing requirements.

                              CERTAIN TRANSACTIONS

    On March 17, 1995, Blyth made a $350,000 loan to Elwood L. La Forge, Jr., a Vice President of Blyth and President of Blyth's Worldwide Affiliate Group, in order to facilitate Mr. La Forge's relocation and acquisition of a residence. Interest on the loan accrues at 5% per annum and the loan is secured by a second mortgage on Mr. La Forge's residence. The loan is payable in seven annual installments, and is payable in full upon the termination of Mr. La Forge's employment by Blyth. To date, Blyth has forgiven each annual installment of principal payable by Mr. La Forge. The largest amount outstanding during fiscal year 1999 was $300,000, and as of April 30, 1999, the aggregate outstanding principal amount of the loan was $200,000.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE FOLLOWING COMPARISON OF TOTAL STOCKHOLDER RETURN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") is responsible for developing and overseeing compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's corporate objectives and increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's management with those of the stockholders.

    The Company's compensation program for management consists of a base salary, an incentive bonus program, a stock option program plus a benefits package. The base salary and annual incentive bonus program components of the compensation program have been in effect for a number of years. The stock option component of the compensation program was adopted by the Board of Directors in March 1994 and approved by the stockholders at the March 1994 meeting as the Company was preparing its initial public offering of Common Stock in May 1994. The annual incentive bonus program for management is the principal short-term incentive compensation program of the Company tied, for the most part, to achieving specific financial and management objectives. Cash bonuses are paid following the conclusion of the Company's fiscal year.

    Under the Company's long-term incentive program, the Committee reviews and approves proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of ensuring that management focuses on achieving continuing increases in the profitability of the Company which should enhance the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Company's Common Stock, the Committee believes that this component of the Company's compensation policy directly aligns the interests of management with those of all of the Company's stockholders.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. No written or formal list of specific companies is prepared. Instead, the Compensation Committee is provided with various sources of information about executive compensation at other companies, as reported in salary surveys published by various organizations. The Committee, together with Robert B. Goergen, the Chairman, President and Chief Executive Officer (the "CEO"), uses these sources and makes a determination of appropriate ranges for each member of management. The base salary of each individual is set within a range considered appropriate in the judgment of management and the Committee, based on an assessment of the particular responsibilities and performance of such officer, the compensation practices in other companies, and trends in the economy in general during the immediately preceding year. The salaries of the Company's management are believed, based on the Committee's experience with respect to compensation practices, to be at approximately the median of the range of the universe considered to be relevant in the judgment of the Compensation Committee.

    Annual incentive cash bonus awards are based upon the extent to which the Company and its subsidiaries meet or exceed specified financial goals (such as meeting or exceeding sales and operating budgets and achieving target levels of earnings before interest and taxes and return on equity) established by executive management and the Board of Directors at the beginning of the Company's fiscal year.

Incentive awards are also based on an individual's performance in achieving specific annual management objectives which may or may not be quantifiable. Annually, the nature and extent of each individual's major accomplishments and contributions for the year are determined through written information compiled by the CEO, the Vice President-Organizational Development, and others familiar with the individual's performance. With regard to all members of management other than the CEO, the CEO evaluates the information and makes appropriate recommendations to the Committee. The Committee then makes the final determination of management bonuses.

    The compensation of the CEO is reviewed in a manner similar to the foregoing. Based largely upon the Committee's experience with respect to compensation practices and, to a lesser extent, on other information such as salary surveys, the Committee first establishes a base salary for the CEO. An incentive bonus plan for the CEO is structured in a similar manner as the plan for other executive officers. Under this incentive plan, the incentive bonus will be awarded annually as a percentage of base salary, depending on overall corporate performance. This incentive plan is established with a total cash compensation amount (base salary plus incentive bonus) in mind considering all relevant information on comparable companies and available salary survey data.

    Stock option grants are awarded by the Compensation Committee annually, with the exception of executives who may be hired or promoted in the course of the fiscal year, in which case the Committee may grant awards during the year. Annual stock option grants take into account the individual executive's performance, longer-term contributions to the Company, as well as the importance of the position itself and external competitive practices. In fiscal year 1999, the Company awarded 251,500 options (in awards ranging from 1,000 options to 20,000 options) to 77 executives under the Employee Plan.

    Generally, under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation in excess of $1 million in any year to a public company's CEO or to the four most highly compensated executive officers other than the CEO, other than specified performance-based compensation, cannot be deducted for federal income tax purposes. The Compensation Committee does not believe that this law will have any effect on the Company in the foreseeable future. Further, the Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with their performance and the competitive environment for executive talent.

John E. Preschlack,            Neal I. Goldman                Frederick H. Stephens, Jr.
  Chairman

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The performance graph set forth below reflects the cumulative total stockholder returns (price appreciation and reinvestment of dividends) of Blyth compared to the S&P 500 Index, the Russell 1000 Index and the Russell 2000 Index for the period commencing May 18, 1994 (the date of Blyth's initial public offering) through January 31, 1999. The graph assumes the investment of $100 in Blyth stock and such indexes on May 18, 1994.

    Blyth believes that it is unique and does not have comparable industry peers. Because Blyth's competitors are not public companies or are themselves subsidiaries or divisions of public companies engaged in multiple lines of business, Blyth believes that it is not possible to compare Blyth's performance against that of its competition. In the absence of a satisfactory peer group, Blyth believes that it is appropriate to compare Blyth to companies comprising the Russell 1000. Previously, Blyth compared itself to the performance of the Russell 2000, and has therefore included that comparison as well.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              BLYTH        S&P      RUSSELL    RUSSELL
            INDUSTRIES     500       1000       2000
5/18/1994          100        100        100        100
1/31/1995          171        104        103        100
1/31/1996          339        140        140        128
1/31/1997          450        173        172        150
1/31/1998          518        216        213        174
1/31/1999          506        282        275        173

         ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

    The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the Board appointing the firm of PricewaterhouseCoopers (formerly Coopers & Lybrand L.L.P.) as independent accountants to make an audit of the accounts of the Company for fiscal year 2000. PricewaterhouseCoopers has audited the Company's financial statements for fiscal year 1999. The names of the Directors serving on the Audit Committee are set forth on page 7 under the heading "Board and Committee Meetings." The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PricewaterhouseCoopers declines to act or becomes incapable of acting, or if their employment is discontinued, the Board, on the Audit Committee's recommendation, will appoint other accountants whose continued employment after the Annual Meeting may be, but is not required to be, subject to ratification by the stockholders. A representative of PricewaterhouseCoopers will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

    On April 8, 1997, the Board of Directors of the Company, acting upon the recommendation of its Audit Committee, appointed PricewaterhouseCoopers as the primary independent accountants of the Company for the fiscal year ended January 31, 1998 and determined not to engage Grant Thornton LLP ("Grant Thornton") as the independent certified public accountants of the Company for such fiscal year. Grant Thornton had been previously engaged to audit the Company's financial statements for seven years, including the fiscal year ended January 31, 1997. Grant Thornton's report on the financial statements of the Company for the fiscal years ended January 31, 1996 and January 31, 1997 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company's financial statements. Pursuant to a letter from Grant Thornton to the Securities and Exchange Commission (the "SEC"), dated May 2, 1997, a copy of which is attached as Exhibit 16 to Blyth's Current Report on Form 8-K/A filed on the same date with the SEC, Grant Thornton agrees with the above statements.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at Blyth's 2000 Annual Meeting of Stockholders must be received at Blyth's principal executive offices located at 100 Field Point Road, Greenwich, Connecticut 06830, Attention: Bruce
D. Kreiger, Esq., Secretary, on or before December 31, 1999 for consideration for inclusion in Blyth's Proxy Statement and form of proxy relating to that meeting. In addition, if a shareholder fails to provide the Company notice of any shareholder proposal on or before the 60th day prior to the date of Blyth's 2000 Annual Meeting of Stockholders, then the Company's management proxies will be entitled to use their discretionary voting authority if such shareholder proposal is raised at the Annual Meeting of Stockholders without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Blyth's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

    Blyth's audited consolidated financial statements as at January 31, 1999 and 1998, and for the periods ended January 31, 1999, 1998, and 1997, are included as part of the Annual Report which accompanies this Proxy Statement.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF BLYTH'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1999, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO INVESTOR RELATIONS DEPARTMENT, BLYTH INDUSTRIES, INC., 100 FIELD POINT ROAD, GREENWICH, CONNECTICUT 06830.

                                          By Order of the Board of Directors,

                                          Bruce D. Kreiger, Secretary

April 30, 1999

--------------------------------------------------------------------------------
PROXY                                                                      PROXY

                             BLYTH INDUSTRIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held on June 8, 1999

      The undersigned appoints Robert B. Goergen and Richard T. Browning, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Blyth Industries, Inc., to be held on June 8, 1999 at 9:00 A.M., EDT, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy also provides confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR the ratification of the Company's independent accountants. On any other matters which may come before the Annual Meeting, and any adjournments or postponements thereof, this Proxy will be voted in the discretion of the persons named as proxies or the Trustees (in the case of participants in the Plan referred to above).

      The Board of Directors recommends a vote FOR the election of Directors and FOR the ratification of the Company's independent accountants.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             BLYTH INDUSTRIES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.    Election of Directors
      Nominees: John W. Burkhart, John E. Preschlack,
                Frederick H. Stephens, Jr.

      For   Against   For All
      All     All     Except those nominee(s) written below

      |_|     |_|       |_|      _____________________________________

2. Ratification of the appointment of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) as the Company's independent accountants for the upcoming year.

      For   Against   Abstain
      |_|     |_|       |_|

3. In their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Please complete, sign and mail this proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

--------------------------------------------------------------------------------
                       THIS SPACE RESERVED FOR ADDRESSING
                            (key lines do not print)
--------------------------------------------------------------------------------

Dated:____________________________________________________________________,1999


Signature(s) __________________________________________________________________


--------------------------------------------------------------------------------
IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 ANNUAL MEETING
                                       of
                             Blyth Industries, Inc.

                              Tuesday, June 8, 1999
                                    9:00 A.M.
                             Hyatt Regency Greenwich
                             1800 East Putnam Avenue
                        Old Greenwich, Connecticut 06870